AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         KNIPP BROTHERS INDUSTRIES, LLC

         THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF KNIPP BROTHERS INDUSTRIES, LLC (the "Company") is made and entered into as of May 1, 1999, by and between the Members listed on Schedule 1 hereto, as an amendment and restatement in its entirety of that certain Limited Liability Company Agreement of Knipp Brothers Industries, LLC, entered into as of December 28, 1998 (the "Initial Agreement"), by and between Lawrence W. Knipp and KBI.

         WHEREAS, for tax purposes it is intended that the Company shall continue to be classified as a "partnership," and not an "association" taxable as a "corporation," as those terms are defined in Section 7701 of the Code (as defined below) and the applicable Treasury Regulations (as defined below) promulgated thereunder.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, intending to be legally bound, the parties to this Agreement hereby agree that the Company shall be structured and operate as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Article I shall, for the purposes of this Agreement, have the meanings herein specified.

         "ADDITIONAL CAPITAL CONTRIBUTIONS" shall mean for each Member, such Member's additional capital contributions to the Company pursuant to Section 4.3 or Section 8.4.

         "AFFILIATE" shall mean with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with such Person.

         "AGREEMENT" shall mean this Amended and Restated Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

         "BMHC" shall mean Building Materials Holding Corporation, a Delaware corporation.

         "BMHC FRAMING" shall mean BMHC Framing, Inc., a Delaware corporation and a wholly-owned subsidiary of BMHC, and any person to whom BMHC Framing may Transfer Interests in accordance with this Agreement.

         "BMHC FRAMING'S INITIAL CONTRIBUTION" shall mean a deemed contribution to the Company in an amount equal to [$Redacted].

         "BMHC MANAGER DESIGNATION" shall have the meaning set forth in Section 6.1.

         "BMHC MEMBERS" shall mean BMHC Framing and any Person to whom BMHC Framing may Transfer Interests in accordance with this Agreement.

         "BMHC'S NET WORTH ADJUSTMENT" shall mean 49% of the Net Worth
Adjustment.

         "CAPITAL ACCOUNT" shall mean, with respect to any Member, the account maintained for such Member in accordance with the provisions of Article V hereof.

         "CAPITAL CONTRIBUTION" shall mean, with respect to any Member, the aggregate amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company pursuant to Sections 4.1 and 4.3 hereof (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to such Member's Interest.

         "CERTIFICATE" shall mean the Certificate of Formation of the Company filed by an authorized Person on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act on December 28, 1998, and any and all amendments thereto and restatements thereof similarly filed.

         "CHANGE OF CONTROL TRANSACTION" shall mean a transaction in which all the business, Interests or assets of the Company are sold or otherwise transferred to a party that is not an Affiliate of any Member or part of a group (as defined in Section 13(d)(3) of the Exchange Act) including KBI or BMHC Framing. A Change of Control Transaction may take the form of a sale of all of the outstanding Interests of the Company, a merger or consolidation in which the Members of the Company before the transaction do not own a majority of the outstanding voting stock or other voting rights of the combined entity, a sale of all or substantially all the assets of the Company, or the dissolution or liquidation of the Company.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

         "CONSENT OF THE MEMBERS COMMITTEE" shall mean the unanimous approval, authorization or ratification of the Members Committee, which approval, authorization or ratification: (a) is duly given pursuant to the provisions of
Article VII of this Agreement, and (b) may be withheld for any reason in the sole and absolute discretion of any Member participating on the Members Committee.

Pursuant to a request for confidential treatment, selected information in this document has been omitted and separately filed with the Securities and Exchange Commission.

         "CONSENT OF THE MEMBERS" shall mean the vote or written consent of the holders of a majority of the Interests eligible to vote upon a specific matter.

         "CONTRIBUTION ACCOUNT" shall mean a single contribution account for each Member. A Member's Contribution Account shall be equal to a Member's total capital contributions and deemed capital contributions to the Company. With respect to KBI, KBI's Contribution Account shall be equal to the sum of: (i) KBI's Initial Contribution, (ii) KBI's Additional Capital Contributions (excluding KBI's deemed capital contributions pursuant to Section 8.4, but including 51% of the amount of BMHC Framing's contribution to the Company pursuant to Section 6.1 of the Securities Purchase Agreement) and (iii) KBI's Net Worth Adjustment. With respect to BMHC Framing, BMHC Framing's Contribution Account shall be equal to the sum of (i) BMHC Framing's Initial Contribution,
(ii) BMHC Framing's Additional Capital Contributions (provided, however, BMHC Framing's Contribution Account shall be increased by only 49% of the amount of BMHC Framing's contribution to the Company pursuant to Section 6.1 of the Securities Purchase Agreement.), and (iii) BMHC's Net Worth Adjustment. A Member's unrecovered Contribution Account ("Unrecovered Contribution Account") shall be equal to the Member's Contribution Account less the aggregate distributions to such Member pursuant to Section 5.6A(a).

         "DCP" shall have the meaning given such term in Section 8.4(b).

         "DCP BONUSES" shall have the meaning given such term in Section 8.4(b).

         "DELAWARE ACT" shall mean the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, ET SEQ., as amended from time to time.

         "DISTRIBUTABLE CASH" shall mean all cash derived from the ordinary business operations of the Company without reduction for any noncash charges, but less cash needed to pay current operating expenses and to pay or establish reasonable and prudent reserves for future expenses, debt payments, and capital expenditures as determined by the Managing Member consistent with the annual business plan of the Company. Distributable cash shall not include Net Cash From Sales or Refinancings.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FISCAL YEAR" shall mean (a) the period commencing upon the formation of the Company and ending on December 31, 1998, (b) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (c) any portion of the period described in clause (b) of this sentence for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article V hereof.

         "GROSS ASSET VALUE" shall mean, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Managing Member in good faith and set forth in a certificate signed by an officer thereof and delivered to each of the other Members;

                  (b) The Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member in good faith and set forth in a certificate signed by an officer thereof and delivered to each of the other Members, as of the following times: (i) the distribution by the Company to a Member of more than a DE MINIMIS amount of Company assets as consideration for the exchange or surrender of such Member's Interest; (ii) the contribution to the Company by a Member of more than a DE MINIMIS amount of assets in exchange for an Interest; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i) or (ii) of this sentence shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

                  (c) The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of such asset on the date of distribution, as determined by the Managing Member in good faith and set forth in a certificate signed by an officer thereof and delivered to each of the other Members; and

                  (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTEREST" of any Member shall mean a limited liability company interest in the Company which represents such Member's rights and interests under, and obligations to comply with the terms of, this Agreement, including the Sharing Ratios attributable to such Interest and such Member's share of the Net Profits and Net Losses of the Company and a Member's right to receive distributions of the Company's assets in accordance with the provisions of this Agreement and the Delaware Act.

         "KBI" shall mean Knipp Brothers, Inc., an Arizona corporation;

         "KBI'S INITIAL CONTRIBUTION" shall mean a deemed contribution to the Company in an amount equal to [$Redacted].

         "KBI MEMBERS" shall mean KBI and any Person to whom KBI may Transfer Interests in accordance with this Agreement.

Pursuant to a request for confidential treatment, selected information in this document has been omitted and separately filed with the Securities and Exchange Commission.

         "KBI'S NET WORTH ADJUSTMENT" shall mean 51% of the Net Worth
Adjustment.

         "LIQUIDATOR" shall have the meaning given to such term in Section 10.2.

         "MANAGING MEMBER" shall have the meaning given to such term in Section 6.1.

         "MEMBERS" shall mean all of the parties to this Agreement and any Persons who may from time to time be admitted as such in accordance with the provisions of this Agreement.

         "MEMBER ACCEPTANCE" shall have the meaning given to such term in
Section 9.3(b).

         "MEMBERS COMMITTEE" shall mean a committee consisting of one representative selected by KBI and one representative selected by BMHC Framing.

         "NET CASH FROM SALES OR REFINANCINGS" shall mean the net cash proceeds from all sales, other dispositions and refinancings of Company assets other than in the ordinary course of business, less any portion thereof used to establish reasonable reserves, as determined by the Managing Member. "Net Cash From Sales or Refinancings" shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with the sale or other disposition of Company assets other than in the ordinary course of business.

         "NET PROFITS" AND "NET LOSSES" shall mean, for each Fiscal Year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition of "Net Profits" and "Net Losses" shall be added to such taxable income or loss;

                  (b)      Any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Section, shall be subtracted from such taxable income or added to such taxable loss;

                  (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsections (b), (c) or (d) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                  (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, the Company shall compute such deductions based on the Gross Asset Value of a property; and

                  (f)      Any items specially allocated pursuant to Section
5.10 and Section 8.4(d)(i) shall not be taken into account,

         "NET WORTH ADJUSTMENT" shall mean an amount determined pursuant to
Section 1.23 and Section 5.2 of the Securities Purchase Agreement, divided by
 .49.

         "NOTICE OF OFFER" shall have the meaning given such term in Section 9.3(a).

         "NOTICE RECEIPT DATE " shall have the meaning given such term in
Section 8.1.

         "OFFERED INTERESTS" shall have the meaning given such term in Section 9.3(a).

         "PARTICIPANTS" shall have the meaning given such term in Section
8.4(b).

         "PARTICIPATING MEMBERS" shall have the meaning given to such term in
Section 9.8(a).

         "PERSON" shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

         "PRIME RATE" shall have the meaning set forth in Section 4.6.

         "PURCHASE OFFER" shall have the meaning given to such term in Section 9.8(a).

         "PUT" shall have the meaning given such term in Section 2 of the Put Agreement.

         "PUT AGREEMENT" shall mean the Put Agreement dated as of May 1, 1999, by and among KBI, BMHC Framing, BMHC and the Company.

         "PUT NOTICE" shall have the meaning given such term in Section 2 of the Put Agreement..

         "REDEMPTION" shall have the meaning set forth in Section 8.1.

         "REDEMPTION NOTICE" shall have the meaning set forth in Section 8.1.

         "REDEMPTION PRICE" shall mean an amount equal to: (x) the sum of: (i) KBI's Unrecovered Contribution Account and (ii) 51% of the Undistributed Net Profits, provided, however, in no event shall the portion of the Redemption Price determined pursuant to clause

(i) and (ii) be less than KBI's Initial Contribution reduced by all distributions to KBI pursuant to Section 5.6A(a) prior to the Termination Date, less (y) the amount by which the Redemption Price is to be reduced under Section
13.2 of the Securities Purchase Agreement, and plus (z) the amount by which the Redemption Price is to be increased under Section 13.3 of the Securities Purchase Agreement plus (aa) 51% of the Workers' Compensation Insurance Refund provided, however, such refund amount(s) shall be paid to KBI within five business days of the Company's receipt of same.

         "SCHEDULE 1" shall mean the schedule of Members, Sharing Ratios and Capital Contributions and deemed contributions attached to this Agreement as
Schedule 1, as such schedule may be amended by the Managing Member from time to time, in accordance with the provisions of this Agreement.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SECURITIES PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement, dated as of March 22, 1999, by and among KBI, Lawrence W. Knipp, the Company, BMHC Framing and BMHC.

         "SELLING MEMBER" shall have the meaning set forth in Section 9.3(a).

         "SHARING RATIO" shall mean with respect to each Member the percentage set forth in the "Sharing Ratio" column on Schedule 1.

         "SPECIAL LOAN" shall have the meaning set forth in Section 4.6.

         "SUBSTITUTE MANAGERS" shall have the meaning set forth in Section 6.1.

         "TERMINATION DATE " shall mean the Notice Receipt Date, or the date of the BMHC Manager Designation (for purposes of Section 8.1), or the date of the Put Notice, as applicable.

         "TRANSFER" shall include any sale, assignment, mortgage, hypothecation, gift, grant or transfer of any kind of an Interest or a portion thereof, whether voluntary or involuntary, by bankruptcy or operation of law or otherwise, or the creation of any agreement pursuant to which any Person shall have any interest in the Company or in the distributions with respect to such interest. In the case of a Member that is an entity, a Transfer shall include any transfer (whether by sale of stock, merger, operation of law or otherwise) of 50% or more of the outstanding voting power of such Member.

         "TREASURY REGULATIONS" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "UNDISTRIBUTED NET PROFITS" shall mean the positive or negative number equal to the aggregate Net Profits and Net Losses of the Company from the date of this Agreement to the

Termination Date less the aggregate distributions to the Members pursuant to
Section 5.6 prior to the Termination Date provided, however, that for purposes of this definition of Undistributed Net Profits:

                  (i) Net Profits and Net Losses shall be computed on a federal income tax basis without taking into account any adjustment to the tax basis of the Company's assets pursuant to Sections 734 or 743 of the Code.

                  (ii) Net Profits and Net Losses shall be calculated without taking into account any deduction for DCP Bonuses.

         "WORKERS' COMPENSATION INSURANCE REFUND" shall mean an amount equal to the Company's workers' compensation insurance refund(s) received after the Termination Date that is attributable to periods ending on or before the Termination Date, based on the ratio of the number of months prior to the Termination Date to which such refund relates to the total number of months to which such refund relates.

                                   ARTICLE II.

                                    FORMATION
                                    ---------

         2.1 NAME. The name of the Company is "KNIPP BROTHERS INDUSTRIES, LLC", and all business of the Company shall be conducted under that name or any fictitious name or names selected by the Managing Member from time to time, provided that any such name reflects the Company's status as a limited liability company and is otherwise permitted by applicable law.

         2.2 PLACE OF BUSINESS AND REGISTERED AGENT. The Company's initial principal place of business shall be 6840 West Frier Avenue, Glendale, Arizona 85303, or such other place or places as the Managing Member may from time to time determine. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate.

         2.3 BUSINESS AND AUTHORITY. The Company may engage in any lawful act or activity approved by the Members Committee for which a limited liability company may be organized under the Delaware Act; including but not limited to the lease or purchase of real or personal property, entry into joint ventures and partnerships and such other activities related or incidental to the foregoing as may necessary or advisable to further the Company's business.

         2.4 COMPANY TERM. The term of the Company commenced on the filing of the Certificate by an authorized Person with the office of the Secretary of State of Delaware on December 28, 1998, and shall continue until the Company's dissolution in accordance with the provisions of Article X of this Agreement.

         2.5 EFFECT OF INCONSISTENCIES WITH THE DELAWARE ACT. It is the express intention of the Members that this Agreement shall be the sole source of agreement of the parties as to the subject matter hereof, and, except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Treasury Regulations or is expressly prohibited or ineffective under the Delaware Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Delaware Act or any other law or rule. To the extent that any provision of this Agreement is prohibited or ineffective under the Delaware Act, this Agreement shall be deemed to be amended to the smallest degree possible in order to make this Agreement effective under the Delaware Act in accordance with the intent of the parties. In the event the Delaware Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment. The Members hereby agree that each Member shall be entitled to rely on the provisions of this Agreement, and no Member shall be liable to the Company or to any Member for any action or refusal to act taken in good faith reliance on the terms of this Agreement. The Members hereby agree that the duties and obligations imposed on the Members as such shall be those set forth in this Agreement, which is intended to govern the relationship among and between the Company and the Members, notwithstanding any provision of the Delaware Act or common law to the contrary.

                                  ARTICLE III.

                              MEMBERS AND INTERESTS

         3.1 MEMBERS. There shall be one class of Members of the Company with the rights, preferences and privileges set forth herein.

         3.2 NAMES, ADDRESSES AND SHARING RATIOS OF THE MEMBERS. The respective names, addresses, Sharing Ratios and required Capital Contributions, if any, of the Members of the Company are set forth in Schedule 1.

         3.3 REPRESENTATIONS AND WARRANTIES. Each Member hereby represents and warrants to the Company and to the other Members that:

                  (a) Such Member understands and acknowledges that such Member's respective Interests have not been registered under the Securities Act or any state securities laws;

                  (b) Such Member understands and acknowledges that Interests, or any portion thereof, may not be Transferred, except as provided in
Article IX hereof;

                  (c)      The limitations on Transfer contained in this Section
3.3 and in Article IX of this Agreement create an economic risk that such Member is capable of bearing;

                  (d) Such Member is acquiring its Interests for investment and not with a view to the resale or distribution thereof in violation of the Securities Act without prejudice, however, to its rights at all times to sell or otherwise dispose of all or any part of said Interests pursuant to a registration statement under the Securities Act, or pursuant to an exemption from the registration requirements thereof and subject, nevertheless, to the disposition of its property being at all times within its control; and

                  (e) All property contributed to the Company as part of such Member's Capital Contribution has been or will be contributed free and clear of all liens, pledges, claims, security interests, encumbrances and similar interests of any kind whatsoever, except as permitted hereunder.

                                   ARTICLE IV.

                         CAPITAL CONTRIBUTIONS AND LOANS

         4.1 CAPITAL CONTRIBUTIONS. Promptly upon the execution of the Agreement, each Member who has not previously done so shall deliver to the Company payment of such Member's Capital Contribution, in the form and amount set forth on Schedule 1. The assets initially being contributed shall have the values for income tax purposes set forth on Schedule 1, and the Members shall file their tax returns consistent with such values.

         4.2 INTEREST ON CAPITAL CONTRIBUTIONS. No Member shall be entitled to receive any interest on such Member's Capital Contribution.

         4.3 ADDITIONAL CAPITAL CONTRIBUTIONS. No Member shall be required or permitted (a) to make any additional contribution to the capital of the Company over and above that required by Sections 4.1 or 9.5 without the Consent of the Members Committee; or (b) to restore a deficit Capital Account balance upon the liquidation of the Company or such Member's Interest in the Company. Additional contributions to the capital of the Company may be accepted on behalf of the Company only with the Consent of the Members Committee. Such additional contributions shall be in the ratio of 51% by the KBI Members and 49% by the BMHC Members unless otherwise agreed by the Consent of the Members Committee. No Member shall have any rights of first offer or preemptive rights with respect to such contributions to the capital of the Company. Upon the acceptance of any additional Capital Contributions, the Managing Member shall amend Schedule 1 to reflect such Capital Contributions.

         4.4 WITHDRAWAL OF CAPITAL. Except as set forth in this Agreement, no Member may withdraw any portion of such Member's Capital Contributions from the Company without the prior Consent of the Members Committee.

         4.5 LOANS. Any Member may, at any time, make or cause loans to be made to the Company in any amount and on such terms as may be approved by the Consent of the Members Committee.

         4.6 SPECIAL LOANS. It is the intent of the Members that the Company obtain a commercial line of credit for funding its business operations. If the Managing Member believes that the Company needs additional funding to carry out its business operations in accordance with the approved annual business plan of the Company and the Members

Committee does not approve of the Members making Additional Capital Contributions to provide such additional funding and financing is not available from third parties on commercially reasonable terms, then the Managing Member may, but shall not be obligated to, make a loan (a "Special Loan") to the Company to provide such funding. A Special Loan shall not be considered a Capital Contribution of the Managing Member or entitle it to any increase in its share of the distributions of the Company. Each Special Loan made by the Managing Member to the Company shall be an obligation of the Company, provided that (i) no Member shall be personally obligated to repay the Special Loan and
(ii) the Special Loan shall be payable or collectible only out of the assets of the Company. All Special Loans shall bear interest at the rate of 1% per annum above the prime rate published in THE WALL STREET JOURNAL (the "Prime Rate") from time to time, compounded monthly, while such Special Loans are outstanding. If THE WALL STREET JOURNAL ceases to publish the Prime Rate, the Members Committee shall reasonably determine a substitute method for determining the Prime Rate. In no event shall the rate of interest on a Special Loan exceed the highest rate permitted by law for the lender which, if exceeded, could subject the Managing Member to penalties or forfeiture of all or any part of the interest or principal; such rate of interest on a Special Loan shall automatically be reduced to the highest level permitted without violating any such law. All Distributable Cash and Net Cash From Sales or Refinancings (but without deduction for payment of interest or principal on Special Loans) shall, to the extent of available cash, be applied and paid monthly, first to the payment of accrued interest on any Special Loans, then to the payment of principal of any Special Loans, before any distribution is made to a Member as stipulated in Section 5.6 or Section 5.6A.

                                   ARTICLE V.

                 CAPITAL ACCOUNTS, DISTRIBUTIONS AND TAX MATTERS

         5.1 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Member.

         5.2 INCREASES IN CAPITAL ACCOUNTS. Each Member's Capital Account shall be increased by:

                  (a) The amount of cash contributed by the Member to the Company (including the amount of any Company liabilities that are assumed by such Member other than in connection with the distribution of Company property as described in Treasury Regulation Section 1.704-1(b)(2)(iv)(b) and (c));

                  (b) The Gross Asset Value of real, personal, tangible and intangible property contributed by the Member to the Company pursuant to Sections 4.1 and 4.3 (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section
752); and

                  (c) Allocations to the Member of Net Profits and any items of income or gain that are specially allocated pursuant to Section 5.10.

         5.3 DECREASES IN CAPITAL ACCOUNTS. Each Member's Capital Account shall be decreased by:

                  (a) The amount of cash distributed to the Member by the Company (including the amount of such Member's individual liabilities that are assumed by the Company other than in connection with contributions of property to the Company as described in Treasury Regulation Section 1.704-1(b)(2)(iv)(b) and (c));

                  (b) The Gross Asset Value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section
752); and

                  (c) Allocations to the Member of items of Net Losses and any items of deduction or loss specially allocated pursuant to Section 5.10.

         5.4 TRANSFER OF CAPITAL ACCOUNT AND SHARING RATIOS. In the event of a Transfer of a Member's Interest, the Capital Account and Sharing Ratios of the transferor shall become the Capital Account and Sharing Ratios of the transferee to the extent it relates to the transferred Interest in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv).

         5.5 COMPLIANCE WITH CODE SECTION 704(B). The manner in which Capital Accounts are to be maintained pursuant to this Article V is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder (including the requirements for a qualified income offset, minimum gain chargeback and chargeback of partner nonrecourse debt minimum gain). If in the opinion of the Company's independent accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Article V should be modified to comply with Code Section 704(b) and the Treasury Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Article V, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members without the Consent of the Members Committee.

         5.6 DISTRIBUTIONS OF DISTRIBUTABLE CASH. After adjusting the Capital Accounts of the Members to take into account allocations under Sections
5.7 through 5.10 hereof, the Managing Member shall make distributions of Distributable Cash as follows:

                  (a) First, to the Members in an amount equal to 45% of the allocations of Net Profits to such Members pursuant to Section 5.8 for such Fiscal Year. The distributions to the Members pursuant to the immediately preceding sentence shall be made quarterly based on an estimate of Net Profits for each quarter (taking into account any Net Losses for any prior quarter during such Fiscal Year); with the first quarter beginning on January 1, and ending on March 31, of each Fiscal Year; the second quarter beginning on April 1, and ending on June 30, of each Fiscal Year; the third quarter beginning on July 1, and ending on September 30, of each Fiscal Year; and the fourth quarter beginning on October 1, and ending on December 31, of each Fiscal Year. The distributions to the Members pursuant to immediately preceding sentence shall be made as soon as possible after the end of each quarter, but no later than 45 days after the end of each quarter. As soon as practicable after the actual Net Profits for a Fiscal Year are determined, the Company shall make a distribution to each Member of the excess, if any, of (i) 45% of the Net Profits allocated to such Member with respect to such Fiscal Year over (ii) the aggregate quarterly distributions previously made to such Member with respect to such Fiscal Year. For purposes of this Section 5.6(a), Net Profits and Net Losses shall be computed with the adjustments set forth in clause (i) and (ii) in the definition of "Undistributed Net Profits;" and

                  (b) Second, the Managing Member, with the Consent of the Members Committee, may, but shall not be required to, make additional distributions to the Members in accordance with their Sharing Ratios.

         5.6A     NET CASH FROM SALES OR REFINANCINGS. The Managing Member shall distribute Net Cash From Sales or Refinancings during the term of the Company within 30 days after the Company's receipt thereof to the Members in the following order of priority:

                  (a) First, to the Members, to the extent of, and in proportion to the respective excess (if any), for each Member of (i) such Member's Contribution Account over (ii) the aggregate amounts previously distributed to such Member pursuant to this Section 5.6A(a); and

                  (b) Second, to the Members in accordance with their Sharing Ratios.

         5.7 ALLOCATIONS OF NET LOSSES. After taking into account the allocations made pursuant to Section 5.10 and Section 8.4(d)(i), Net Losses of the Company shall be allocated to the Members in accordance with their Sharing Ratios.

         5.8 ALLOCATIONS OF NET PROFITS. After taking into account the allocations made pursuant to Section 5.10 and Section 8.4(d)(i), Net Profits of the Company shall be allocated to the Members in accordance with their Sharing Ratios.

         5.9. BONUSES. Subject to Section 8.4, the Company shall pay bonuses to its employees and consultants in accordance with the approved annual business plan of the Company, or as otherwise determined with the Consent of the Members Committee.

         5.10. REGULATORY ALLOCATIONS. Prior to any other allocations under the foregoing provisions of this Article V, the following special allocations shall be made in the following order:

                  (a) If there is a net decrease in Partnership Minimum Gain (as defined below) during a taxable year, each Member shall be allocated items of income and gain for such year in accordance with Section 1.704-2(f) of the Treasury Regulations.

                  (b) If there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as defined below) during a taxable year, each Member who has a share of such Partner

Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specifically allocated items of income and gain for such year (and, if necessary, subsequent years) in accordance with Section 1.704-2(i)(4) of the Treasury Regulations.

                  (c) In the event any Member unexpectedly receives any adjustments, allocations or distributions described in paragraphs
(b)(2)(ii)(d)(4), (5), or (6) of Section 1.704-1 of the Treasury Regulations, there shall be specially allocated to such Member such items of income (including items of gross income) and gain, at such times and in such amounts as will eliminate as quickly as possible that portion of its deficit (if any) in its Capital Account (as increased for this purpose by the amount which such Member is obligated to restore (pursuant to the terms of this Agreement or otherwise) or deemed obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations and the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations--the Capital Account balance so adjusted being the "Adjusted Capital Account Balance") caused or increased by such adjustments, allocations or distributions.

                  (d) No allocation under this Article V shall be made to a Member which would cause or increase a deficit balance in such Member's "Projected Capital Account" (as hereinafter defined) which exceeds the amount of the Member's Share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. For purposes of the foregoing rule, the determination as to whether an allocation would create or increase a deficit balance in a Member's Projected Capital Account shall be made as of the end of the Fiscal Year to which such allocation relates. As used herein, the term "Projected Capital Account" means, with respect to any Member, such Member's Adjusted Capital Account Balance as of the last day of any applicable Fiscal Year but reduced by any applicable projected adjustments, allocations or distributions in accordance with the provisions of paragraphs (4), (5) and (6) of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d). The foregoing definition of Projected Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted and applied consistently therewith.

                  (e) For each taxable year or other period of the Company for which allocations are made, all Nonrecourse Deductions shall be allocated to the Members in accordance with their Sharing Ratios.

                  (f) Any and all Partner Nonrecourse Deductions shall be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, as determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

                  (g) For purposes of Section 752 of the Code and the Treasury Regulations thereunder, excess nonrecourse liabilities (within the meaning of Treasury Regulations Section 1.752-3(a)(3)) shall be allocated to the Members in accordance with their Sharing Ratios.

                  (h) The allocations set forth in this Section 5.10 (collectively, the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss, or deduction pursuant to this subparagraph (h). Therefore, notwithstanding any other provision of Article V (other than the Regulatory Allocations) offsetting special allocations of income, gain, loss or deduction shall be made such that each Member's Capital Account balance is, to the maximum extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all items were allocated pursuant to Article V (other than Section 5.10).

                  (i) For purposes of this Agreement (i) "Partner Nonrecourse Debt Minimum Gain," (ii) "Nonrecourse Deductions," (iii) "Partner Nonrecourse Deductions," (iv) "Partner Nonrecourse Debt," and (v) "Partnership Minimum Gain" shall have the respective meanings set forth in Section 1.704-2 of the Treasury Regulations.

         5.11     TAX MATTERS MEMBER.

                  (a) KBI is hereby designated as "Tax Matters Partner" of the Company for purposes of Section 6231(a)(7) of the Code and is authorized and required to represent the Company in connection with any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes.

                  (b) The Tax Matters Partner shall arrange for the preparation and timely filing of all returns relating to Company income, gains, net losses, deductions and credits, as necessary for federal, state and local income tax purposes.

         5.12 SECTION 754 ELECTION. The Company shall make the election under Section 754 of the Code, so as to adjust the basis of Company property in the case of a distribution of property within the meaning of Section 734 of the Code, and in the case of a Transfer of a Company Interest within the meaning of
Section 743 of the Code. Each Member shall, upon request of the Tax Matters Partner, supply the information necessary to give effect to such an election. Any Member or transferee first requesting an election hereunder shall reimburse to the Company the reasonable out-of-pocket expenses incurred by the Company in respect of such election, including any legal or accountants' fees to the extent that such out-of-pocket expenses exceed [$Redacted]; thereafter, each transferee shall reimburse such expenses with respect to adjustments under Section 743 of the Code in the proportion which the interest of each transferee appears to the sum of the interests of all transferees; the Company shall bear the expenses of any adjustments under Section 734 of the Code.

         5.13     ALLOCATIONS FOR TAX PURPOSES.

                  (a) Except as otherwise provided in Section 5.13(b), as of the end of each Fiscal Year, items of Company income, gain, loss, deduction and expense shall be allocated for federal, state and local income tax purposes among the Members in the same manner as the income, gain, loss, deduction and expense of which such items are components were allocated pursuant to Sections 5.7, 5.8, 5.10 and 8.4(d)(i).

                  (b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property (other than cash) contributed or deemed contributed to the capital of the Company shall, solely for federal, state and local income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal, state and local income tax purposes and its Gross Asset Value at the time of such contribution. If the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value hereunder, subsequent allocations of income, gain, loss and deduction with respect to such asset for tax purposes shall take account of any variation between the adjusted tax basis of such asset for income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder. Such allocations shall be made in such manner and utilizing such permissible tax elections as determined in the reasonable discretion of the Managing Member.

                  (c) Allocations pursuant to this Section 5.13 are solely for federal, state and local tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or allocable share of Net Profits or Net Losses or distributions pursuant to any provision of this Agreement.

                  (d) The Members are aware of the tax consequences of the allocations made by this Section 5.13 and hereby agree to be bound by the provisions of this Section 5.13 in reporting their allocable shares of items of Company income, gain, loss, deduction and expense.

         5.14 WITHHOLDING. Notwithstanding anything expressed or implied to the contrary in this Agreement, the Managing Member is authorized to take any action that it reasonably determines to be necessary or appropriate to cause the Company to comply with any foreign or United States federal, state or local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person. All amounts so withheld, and in the manner determined by the Managing Member, in its reasonable discretion, amounts withheld with respect to any allocation, payment or distribution by any Person to the Company, shall be treated as distributions to the applicable Members under the applicable provisions of this Agreement. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any amount previously allocated, paid or distributed to such Member, such Member and any successor or assignee with respect to such Member's Interest each hereby jointly and severally indemnifies and agrees to hold harmless the other Members and the Company for such excess amount or such withholding requirement (including any interest, additions or penalties with respect thereto), as the case may be.

                                   ARTICLE VI.

                                   MANAGEMENT

         6.1 THE MANAGING MEMBER. The ordinary and usual decisions concerning the business affairs of the Company shall be made by a managing member (the "Managing Member"), who shall be a Member of the Company. The Managing Member of the Company initially shall be KBI. KBI shall cease to be the Managing Member upon the death or permanent disability of Lawrence W. Knipp. Upon the death or permanent disability of Lawrence W. Knipp and until such time as KBI Members have no Interests in the Company, the duties of the Managing Member shall be assumed by two managers (the "Substitute Managers"), who shall be [Redacted] and [Redacted]. Upon each anniversary date of this Agreement, the Members shall review the Substitute Managers designated in the immediately preceding sentence and KBI, in its sole and absolute discretion, shall determine whether to designate one or more persons to replace the persons currently designated as Substitute Managers. Upon the death or permanent disability of Lawrence W. Knipp, BMHC Members may name one or more persons to replace the then designated Substitute Managers provided, however, if BMHC Members exercise such right (the "BMHC Manager Designation"), the KBI Interests shall be redeemed in accordance with Section 8.1.

         6.2 TERM OF MANAGING MEMBER. Subject to Section 6.1, the Managing Member shall serve until the earliest of: (a) the date on which the Managing Member ceases to be a Member of the Company; or (b) the resignation of the Managing Member for any reason. Any vacancy in the office of the Managing Member shall be filled by the Consent of the Members Committee.

         6.3 POWERS OF MANAGING MEMBER. Subject to the limitations imposed pursuant to the terms of this Agreement or by operation of law, the Managing Member is individually authorized and empowered to carry out the purposes of the Company and to act on behalf of the Company in taking any of the actions described in this Section 6.3 or otherwise contemplated by the Delaware Act or this Agreement; provided, however, that the Managing Member shall not approve or take any action with respect to the following matters without the Consent of the Members Committee: (i) effect a Change of Control Transaction; (ii) approval of the annual business plan of the Company; (iii) enter into new lines of business;
(iv) enter into material transactions not contemplated by the annual business plan; (v) make distributions of Distributable Cash in excess of the amounts set forth in Section 5.6(a) or pay bonuses that are not in accordance with the approved annual business plan of the Company as set forth in Section 5.9 or are not pursuant to the DCP; (vi) effect a sale of the Company (regardless of the form of such sale by merger, sale of assets, sale of Interests or otherwise);
(vii) except as otherwise provided in Section 8.1, effect a sale of the Interests owned by the KBI Members on or before May 1, 2004; and (viii) amend the DCP to increase or decrease the total expense to the Company of awards under the DCP (including the Company's share of withholding taxes) to an amount different than the amount under the DCP as originally adopted by the Company. Subject to the limitations of this Agreement, the powers of the Managing Member shall include, but not be limited to, the following:

Pursuant to a request for confidential treatment, selected information in this document has been omitted and separately filed with the Securities and Exchange Commission.

                  (a) To engage personnel, independent attorneys, accountants or such other Persons as may be deemed necessary or advisable;

                  (b) To implement all actions with respect to distributions by the Company, dispositions of the assets of the Company, borrowing of funds, execution of leases, contracts, bonds, guarantees, notes, mortgages and other instruments on behalf of the Company;

                  (c) To open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

                  (d) To make, on behalf of the Company, all filings with the Delaware Secretary of State as may be required or deemed desirable by the Managing Member, including without limitation, filings to change the registered agent and/or registered office of the Company;

                  (e) To take such other actions and to incur such expenses on behalf of the Company as may be necessary or advisable in connection with the conduct of the business of the Company;

                  (f) To bring and defend on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;

                  (g) To execute all documents or instruments, to perform all duties and powers and do all things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purposes of the Company;

                  (h) To appoint and remove individuals as officers of the Company, with such titles and such responsibilities as the Managing Member may elect, including the offices of President, Vice President, Chief Operations Officer, Chief Financial Officer and Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate; and

                  (i) To make distributions to Members pursuant to the terms of Article V and Article X.

         6.4 DUTIES OF MANAGING MEMBER. The Managing Member shall manage, or cause to be managed, the affairs of the Company in a prudent and businesslike manner and shall devote such time to the Company affairs as the Managing Member determines to be reasonably necessary for the conduct of such affairs. The Managing Member, in consultation with the BMHC Members, shall cause the Company to employ certain persons designated by the BMHC Members and to work with such persons so that they can learn the policies and practices of the Company's business. In addition, the Managing Member shall cause the Company to establish a lumber operation which will supply all the lumber requirements for the Company's facilities in Phoenix and Tucson, Arizona and Las Vegas, Nevada. In addition, the Managing Member shall cause the Company to lease from BMHC or its subsidiary, BMC

West Corporation, its facilities in Phoenix, Arizona and to lease from KBI its facilities in Las Vegas, Nevada on terms mutually agreed upon by the Members Committee.

         6.5 LIABILITY OF MANAGING MEMBER. In carrying out its duties, the Managing Member shall not be liable to the Company or to any of the Members for any actions taken in good faith and reasonably believed to be in the best interests of the Company, or for errors of judgment.

         6.6 APPARENT AUTHORITY OF MANAGING MEMBER. All third parties dealing with the Managing Member may rely conclusively upon any action taken in the name of the Company by the Managing Member as having been taken on behalf of the Company.

         6.7 REIMBURSEMENT FOR EXPENSES. The Managing Member shall be entitled to reimbursement from the Company for (or to cause the Company to pay directly) all reasonable expenses, costs and fees incurred in connection with the operation of the Company.

         6.8 INDEMNIFICATION OF MANAGING MEMBER. The Company shall indemnify and hold harmless the Managing Member against any loss, claim, damage, or expense (including reasonable attorneys' fees and costs) arising out of any claim, demand, suit, or action related to the performance or non-performance of any act concerning the business or the activities of the Company, unless, as a result of its performance or non-performance of such act, the Managing Member is judged guilty in a final judgment by a court of competent jurisdiction of gross negligence, gross misconduct, or willful malfeasance in connection therewith. The Company shall reimburse the Managing Member for all costs and expenses (including reasonable attorney's fees and expenses) incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not the Managing Member is a party, as such costs and expenses are expended or incurred, subject to the Managing Member's obligation to repay all such amounts if the Managing Member is ultimately determined not to be entitled to indemnification pursuant to this Section 6.8.

         6.9      SPECIAL POWER OF ATTORNEY.

                  (a) Each Member hereby makes, constitutes and appoints the Managing Member and any successor or substitute Managing Member(s), jointly and severally, with full power of substitution and resubstitution, such Member's true and lawful attorney for it in its name, place, and stead and for its use and benefit to certify, acknowledge, swear to, file and record this Agreement, and to certify, acknowledge, swear to, file and record all instruments amending this Agreement, as now or hereafter amended in accordance with this Agreement, and to sign, execute, certify, acknowledge, swear to, file and record all such other documents that are necessary or appropriate: (i) to reflect the exercise by the Managing Member of any of the powers granted to the Managing Member under this Agreement; (ii) to reflect any amendments made to Schedule 1 by the Managing Member pursuant to, and in accordance with, this Agreement; and (iii) to reflect actions which may be required of the Company or the Managing Member by the applicable laws of any jurisdiction. Each Member authorizes the attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as the Member might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Notwithstanding the foregoing, the Managing Member may not, without the Consent of the Members Committee, take any action pursuant to the powers granted in this Section 6.9 if, as a result of such action, the rights or obligations of one or more Members would be changed (unless the rights and obligations of all Members would be so changed).

                  (b) The special power granted in Section 6.9(a): (i) is irrevocable; (ii) is coupled with an interest; and (iii) shall survive a Member's death, incapacity or dissolution.

                  (c) The Managing Member may exercise the special power of attorney granted in Section 6.9(a) by signature of a duly authorized officer of the Managing Member.

         6.10 INTERESTED PARTY TRANSACTIONS. No transaction between a Member or Managing Member and the Company shall be voidable solely because such Member or Managing Member has a direct or indirect interest in the transaction if (i) either the transaction is fair to the Company or (ii) the Members Committee, knowing the material facts of the transaction and such Member's or Managing Member's interest, consents to the transaction.

                                  ARTICLE VII.

                                     MEMBERS

         7.1 NO PARTICIPATION BY MEMBERS. Except as expressly set forth in this Agreement, the Members shall not have any vote or take any part in the control or management of the business of the Company, nor have any authority or power to act for or on behalf of the Company in any manner whatsoever, other than as specifically required by the Delaware Act. No Member who is not a Managing Member or otherwise authorized by the Managing Member as an agent shall take any action to bind the Company, and each Member taking unauthorized action shall indemnify and hold harmless the Company for any costs or damages incurred by the Company as a result of the unauthorized action of such Member.

         7.2 LIMITED LIABILITY. Neither the Managing Member nor any Member shall be obligated or liable to the Company, any creditor of the Company or any other Person for any losses, debts, obligations or liabilities of the Company, except as otherwise agreed in writing. Neither the Managing Member nor any Member shall be liable to the Company, the other Members or the Managing Member, creditors of the Company or any other Person for the repayment of amounts received from the Company, except for such distributions received by the Managing Member or Members from the Company in violation of this Agreement and as otherwise required by law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Delaware Act shall not be grounds for imposing direct liability on the Members or the Managing Member for liabilities of the Company.

         7.3 WITHDRAWAL. No Member shall have the right to withdraw as a Member or take any voluntary action that would result in a dissolution of the Company pursuant to Section 10.1 hereof.

         7.4 MEETINGS. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, shall be held from time to time and may be called by the Managing Member or BMHC Framing.

         7.5 PLACE OF MEETINGS. The Managing Member may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members. Members or their authorized representatives may participate in any meeting by telephone provided that all participants in the meeting are able to speak and hear each other.

         7.6 NOTICE OF MEETINGS. Except as provided in Section 7.7, written notice stating the place, day and hour of a meeting and the purpose or purposes for which the meeting is called shall be delivered not less than five nor more than fifty days before the date of a meeting, either personally or by mail, by or at the direction of the Member calling the meeting, to each Member.

         7.7 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Delaware, and unanimously agree to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         7.8 MANNER OF ACTING. Except for matters requiring the Consent of the Members Committee, or as provided in Section 7.12, the Consent of the Members shall be required for any collective action or approval of the Members, unless the vote of a greater proportion or number is otherwise required by the Delaware Act, by the Certificate, or by this Agreement.

         7.9 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Managing Member of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         7.10 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by all of the Members required to take such action (except for matters requiring the Consent of the Members Committee), delivered to the Company for inclusion in the minutes or for filing with the Company records, and notice of such action is delivered to the Members not signing the written consent(s) within five days. Action taken under this Section 7.10 is effective when all of the Members required to take such action have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         7.11 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by or on behalf of the Member entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

         7.12 CHANGE OF CONTROL TRANSACTIONS. The Consent of the Members Committee and the Consent of the Members shall be required for the Company to enter into a Change of Control Transaction.

                                  ARTICLE VIII.

                REDEMPTION OF KBI INTERESTS; SALE OF THE COMPANY

         8.1      REDEMPTION. Subject to the limitations set forth in this
Section 8.1, and subject to the provisions of Section 8.4, at any time, upon written request by BMHC Framing, or upon BMHC Members exercising the BMHC Manager Designation pursuant to Section 6.1, the Company shall directly, or indirectly through BMHC Framing, redeem KBI's Interests (the "Redemption") for an amount, in the aggregate, equal to the Redemption Price. The Redemption shall take place not earlier than 60 days and not later than 180 days following, as applicable, the date of the BMHC Manager Designation or the date (the "Notice Receipt Date") that the Company and KBI receive from BMHC Framing a notice (the "Redemption Notice") setting forth the request for redemption and whether the Redemption Price will be paid in cash or BMHC Common Stock, or a combination of cash and BMHC Common Stock. KBI agrees that it will surrender its Interest to the Company or BMHC Framing upon payment of the Redemption Price free and clear of any lien or encumbrance. The Redemption Price, or a portion thereof, may be paid in Common Stock of BMHC at its then fair market value based upon the average of the closing prices of the Common Stock of BMHC for the five most recent trading days prior to the date of the BMHC Manager Designation or the Notice Receipt Date, as applicable; provided, however, that KBI shall not be required to accept Common Stock of BMHC in payment of the Redemption Price unless such stock may be sold immediately in the public market at the closing of the Redemption and BMHC agrees to arrangements, including a guaranty of the aggregate amount KBI is entitled to receive if the Redemption Price were paid in cash at the closing of the Redemption, reasonably acceptable to KBI to effectively eliminate the risk of a reduction in the price of the Common Stock of BMHC during a reasonable sale period of not to exceed six months beginning on the closing of the Redemption. The Redemption Price shall be allocated for income tax purposes among the assets of the Company pursuant to Code Sections 755 and 1060. Such allocation shall be on a tax basis, except for real property which shall be based on fair market value. Any excess above the tax basis and fair market value of real property shall be allocated to goodwill. The Members agree to file their tax returns and the Company's tax returns on a basis consistent with such allocations. BMHC Framing shall have no right to deliver the Redemption Notice in order to effect a Redemption if KBI has previously delivered to BMHC the Put Notice, except to the extent that the Redemption Notice permits BMHC Framing to pay all or a portion of the Redemption Price in BMHC Common Stock.

         If there shall be any outstanding loans, including, without limitation, Special Loans, by KBI to the Company, such loans, including interest thereon accrued and unpaid, shall be purchased by the Company or BMHC Framing, as applicable, for the principal amount thereof and accrued and unpaid interest thereon as a condition precedent to the Redemption. The purchase price for such loans shall be paid, at KBI's option, by certified check drawn to the order of KBI, or by wire transfer of immediately available funds to an account designated by KBI. At the closing, KBI shall deliver to the Company or BMHC Framing, as applicable, each note evidencing such loans.

         8.2 DISTRIBUTIONS UPON A SALE OF THE COMPANY. Subject to Section 8.4, in the event of a Change of Control Transaction (other than with respect to a sale or transfer of Interests in which event the consideration shall be paid directly to the Members) the net proceeds shall be distributed to the Members in accordance with the priorities set forth in Section 5.6A.

         8.3 HSR FILINGS. The parties acknowledge that redemption of the Members' Interests may require filings under the HSR Act. The Company and the Members agree to cooperate with any Members and use reasonable efforts to comply with any applicable requirements of the HSR Act; provided, however, that the Company shall not be under any obligation to comply with any request that it reasonably determines is unduly burdensome. Filing fees under the HSR Act shall be paid by the Company. Any time periods specified with respect to the closing of a Redemption in this Article VIII shall be extended if required to comply with filing and waiting period requirements under the HSR Act. 8.4 PAYMENT OF EMPLOYEE BONUSES.

                  (A) GENERAL. The provisions of this Section 8.4 shall apply in connection with any transaction described in Sections 8.1, 8.2, 9.8 and
10.2 of this Agreement, and this Section 8.4 shall also apply to the transactions contemplated by the Put Agreement.

                  (B) DEFERRED COMPENSATION PLAN. In connection with the execution of this Agreement, the Company is adopting a Deferred Compensation Plan (the "DCP") that will provide for the payment of bonuses to certain employees of the Company (collectively the "Participants" and each a "Participant") as set forth in the DCP. Subject to the terms and conditions of the DCP, it is intended that the Participant bonuses provided for in the DCP (the "DCP Bonuses") be paid by the Company to the Participants in connection with any transaction described in Section 8.4(a) above.

                  (C) APPLICABILITY. In connection with a Redemption described in Section 8.1 or KBI Members' sale of its Interests pursuant to the Put Agreement, the Redemption Price (in the case of a Redemption) or the Purchase Price, as defined in the Put Agreement (in the case of the Put), shall be paid in cash, and not BMHC Common Stock, at least to the extent of the DCP Bonuses, it being the intent of the parties that the DCP Bonuses be paid in cash and not BMHC Common Stock.

                           (i)      In connection with a Redemption pursuant to
Section 8.1 initiated by the written request of BMHC Framing, a portion of the Redemption Price, in the amount of the DCP Bonuses, shall be paid directly by the Company in cash to the Participants upon the closing of the Redemption.

                           (ii)     In connection with a Redemption pursuant to
Section 8.1 resulting from BMHC Members exercising the BMHC Manager Designation, the Redemption Price otherwise payable to KBI at the closing of the Redemption shall be reduced by the DCP Bonuses. In the case of a Redemption described n this Section 8.4c)(ii), the Company shall pay the DCP Bonuses to the Participants no later than the date that is five years after the date of this Agreement, as set forth in the DCP.

                           (iii)    In connection with a Change of Control
Transaction described in Section 8.2, the net proceeds received by KBI, whether directly from a third party (in connection with a sale or transfer of KBI's Interests), or pursuant to Section 5.6A, shall be, subject to the terms and conditions of the DCP, used by KBI to pay the DCP Bonuses at the closing of such transactions. If any proceeds to be received by KBI pursuant to a Change of Control Transaction are deferred pursuant to an installment sale, KBI's payment of the DCP Bonuses shall be deferred in a proportionate manner, and KBI's payment of the deferred DCP Bonuses shall be made at the time of and in proportion to KBI's receipt of the installment sale proceeds.

                           (iv)     In connection with a dissolution and
termination of the Company, upon KBI's receipt of distributions pursuant to
Section 10.2(c), KBI shall pay, subject to the terms and conditions of the DCP, the DCP Bonuses to the Participants. If any proceeds to be received by KBI pursuant to Section 10.2(c) are deferred for any reason, KBI's payment of the DCP Bonuses shall be deferred in a proportionate manner, and KBI's payment of the deferred DCP Bonuses shall be made at the time of and in proportion to KBI's receipt of the deferred proceeds.

                           (v)      Any sale by KBI of a portion of its
Interests pursuant to Section 9.8, shall not require the payment by KBI of the DCP Bonuses unless after such sale KBI has no further Interests in the Company.

                           (vi)     In connection with KBI's sale of its
Interests pursuant to the Put Agreement, upon KBI's receipt of the Purchase Price (as defined in the Put Agreement), KBI shall pay the DCP Bonuses.

                  (D) TAX TREATMENT. In connection with the transactions described in Section 8.4(c), the Members agree that the following tax treatment shall apply:

                           (i)      In connection with the transactions
described in Sections 8.4(c)(i), 8.4(c)(iii), 8.4(c)(iv), 8.4(c)(v) and 8.4(c)(vi), KBI shall be treated as making an

Additional Capital Contribution to the Company in the amount of the DCP Bonuses, and the Company shall specially allocate to KBI, the tax deduction related to the DCP Bonuses. (ii) In connection with the transaction described in Section 8.4(c)(ii), KBI shall be treated as receiving redemption proceeds equal to the Redemption Price less the DCP Bonuses. There shall be no special allocation to KBI of the tax deduction related to the DCP Bonuses.

                           (iii)    It is the intent of the Members that the
transactions described in Section 8.4(c) (except for the transaction described in Section 8.4(c)(ii)) be structured so that any gain or loss recognized by KBI with respect to such transactions occurs in the same Fiscal Year of the Company within which KBI is specially allocated the tax deductions related to the DCP Bonuses and that KBI be a Member of the Company at the time the DCP Bonuses are paid, and the Members agree to reasonably cooperate to effect such intent of the Members.

                           (iv)     In connection with the payment of the DCP
Bonuses to the Participants, the Company shall be considered the employer and shall be responsible for and shall withhold all applicable payroll and withholding taxes with respect to the DCP Bonuses.

                                   ARTICLE IX.

              ASSIGNMENT OF INTERESTS AND ADMISSION OF NEW MEMBERS

         9.1 ASSIGNMENT OF A MEMBER'S INTEREST. Interests in the Company may not be Transferred except as set forth in this Article IX. As a condition to the proposed Transfer of any Interest by a Member, the Member proposing to Transfer such Interest shall first have complied with the provisions of this
Article IX. Any attempted Transfer of any such Interest without compliance with this Article IX shall be void and of no effect, and the Company shall not recognize any such attempted Transfer for any purpose.

         9.2      RESTRICTIONS ON TRANSFER.

                  (A) RESTRICTIONS ON TRANSFERABILITY. The Interests shall not be Transferred except upon compliance with the provisions of the Securities Act and this Agreement, and any attempted Transfer in violation of the terms hereof is void AB INITIO and transfers no right, title or interest in or to any Interests or any interest therein, whether now owned or hereafter acquired, to the purported transferee, buyer, donee, assignee or encumbrance holder. Each party to this Agreement will cause any proposed transferee of the Interests to agree in writing to take and hold such Interests subject to the provisions and upon the conditions specified in this Agreement.

                  (B)      NOTICE OF PROPOSED TRANSFERS; SECURITIES LAW

COMPLIANCE. Prior to any proposed Transfer permitted hereunder, the Member shall give written notice to the Company of such Member's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, and, if requested by the Company, shall be accompanied by either (i) a written opinion of legal counsel (who may be internal counsel) who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed Transfer of the Interests may be effected without registration under the Securities Act, (ii) a "no action" letter from the staff of the Securities and Exchange Commission (the "Commission") to the effect that the Transfer of such Interests without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, or (iii) such other showing that may be reasonably satisfactory to legal counsel to the Company, whereupon, subject to the other requirements of this Article IX, the Member shall be entitled to Transfer such Interests only in accordance with the terms of this Article IX. Notwithstanding the foregoing, the requirements of clauses
(i), (ii), or (iii) above need not be satisfied with respect to the following transactions: (A) transactions in compliance with Rule 144 under the Securities Act so long as the Company is furnished with satisfactory evidence of compliance with such Rule; (B) Transfers by a Member which is a partnership or limited liability company on a pro rata basis in accordance with the terms of the partnership or limited liability company operating agreement to a general partner, limited partner or member of such partnership or limited liability company or a retired partner of such partnership or member of such limited liability company who retires after the date hereof, or to the estate of any such partner, member or retired partner or member; (C) Transfers by a Member which is a corporation to any wholly-owned subsidiary or parent of such corporation that wholly owns such corporation, or, on a pro rata basis in accordance with ownership interests.

                  (C) PERMITTED TRANSFERS. Subject to compliance with the applicable provisions of the Securities Act and with Section 9.2 (a) and (b), if applicable, the following Transfers may be made without compliance with Section
9.3 or 9.8, subject to the transferee agreeing in writing to be bound by the terms of this Agreement to the same extent as if such transferee were a party hereto and subject to any conditions set forth below: (i) Transfers described in clauses (A), (B) and (C) of Section 9.2(b) hereof; (ii) Transfers by an individual Member by gift to his or her spouse or to the siblings, lineal descendants, or ancestors of such individual or his or her spouse or to any trust, partnership, limited liability company or other entity of which such person or persons are beneficiaries, if, in the case of a Transfer to such an entity, the transferor retains voting rights with respect to the Interests being Transferred, and Transfers by any such entity to its beneficiaries; (iii) Transfers contemplated by Section 9.8 hereof; (iv) pledges by BMHC Framing of its Interests to a financial institution to secure indebtedness for money borrowed; (v) Transfers pursuant to an effective registration statement under the Securities Act or (vi) Transfers excluded from Section 9.3.

                  (D)      TRANSFERS OF INTERESTS. Except as permitted by
Section 9.2(c), KBI shall not Transfer any Interests until May 1, 2004. Thereafter, KBI may Transfer its Interests upon compliance with the other provisions of Article IX. BMHC Framing may, prior to May 1, 2005, Transfer its Interests upon compliance with Sections 9.2 and 9.3 and, after May 1, 2005, may Transfer its Interests upon compliance with Sections 9.2, 9.3 and 9.8.

         9.3      RIGHTS OF FIRST REFUSAL.

                  (A) FIRST OFFER RIGHTS. A Member desiring to transfer its Interests or any portion thereof (a "SELLING MEMBER") when permitted to do so pursuant to Section 9.2 shall first give written notice to the Company of such proposed Transfer (the "NOTICE OF OFFER"), specifying in reasonable detail all of the material terms thereof, including the amount of the Interests proposed to be transferred (the "OFFERED INTERESTS") and the identity of the proposed transferee, if any, and the proposed purchase price for the Offered Interests (the "OFFER PRICE"). The consideration for any such transfer must consist of cash. The Company shall promptly deliver a copy of the Notice of Offer and the related documents to all other Members. The Notice of Offer shall constitute an irrevocable offer by the Selling Member to sell to the other Members the Offered Interests at the Offer Price under the same terms and conditions contained in the Notice of Offer. For 60 days after receipt by the other Members of such notice, the other Members shall have the right (and may elect to assign such right, in whole or in part) to purchase the Offered Interests on the same terms as are indicated in the Notice of Offer.

                  (B) MEMBER NOTICE. Within 60 days following the receipt by the other Members from the Company of the Notice of Offer, each other Member desiring to purchase any of the Offered Interests shall notify the Selling Member and the Company in writing as to the percentage of Offered Interests, if any, that it is electing to purchase (such notification shall be referred to hereinafter as the "MEMBER ACCEPTANCE"). The Member Acceptance shall be deemed to be an irrevocable commitment to purchase from the Selling Member the percentage of Offered Interests set forth in such Member Acceptance (or such lesser amount as a result of any reduction required). It is the agreement of the parties that the other Members as a group shall purchase all or none of the Offered Interests unless the Selling Member elects to permit the other Members to purchase less than all of the Offered Interests. If the Offered Interests are less than the total number committed to be purchased in the Member Acceptances, then the Offered Interests shall be allocated as nearly as practicable among each Member who elected to purchase Offered Interests in the proportion that the Sharing Ratio of such Member bears to the sum of Sharing Ratios of all other Members electing to purchase Offered Interests. Each Member shall have a right of over-subscription such that if any Member having a similar right fails to exercise such right to purchase its pro rata portion of the Offered Interests, the Company shall promptly notify the other Members and such Members may elect in writing to purchase the non-purchasing Member's portion on a pro rata basis (based on their Sharing Ratios), within five days of the date of the Company's notice.

                  (C) SALE BY SELLING MEMBER. If the other Members do not deliver sufficient Member Acceptances within 60 days following their receipt from the Company of the Notice of Offer providing for the purchase by such Members of all of the Offered Interests, the Selling Member (i) shall be under no obligation to sell any of the Offered Interests to the other Members, unless the Selling Member so elects, and (ii) may, within a period of 90 days from the expiration of the 60-day period referred to above, sell all, but not less than all, of the Offered Interests to one or more third parties (each a "THIRD PARTY

TRANSFEREE"), for cash at a price per unit not less than 95% of the Offer Price and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer; provided, however, that if there is more than one Third Party Transferee, the Selling Member in good faith must obtain binding and definitive commitments to purchase all the Offered Interests within such 90-day period before any sale to a Third Party Transferee of the Offered Interests may take place. Upon any such sale, the Third Party Transferee of such Offered Interests shall execute an agreement in form and substance satisfactory to the Company and pursuant to which such Third Party Transferee agrees that the Offered Interests it acquired from the Selling Member are subject to the provisions of this Agreement. If the Selling Member does not complete the sale of the Offered Interests at an Offer Price of at least 95% of the Offer Price (and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer) within such 90-day period, the provisions of this Section
9.3 shall again apply, and no sale of Offered Interests held by the Selling Member shall be made otherwise than in accordance with the terms of this Agreement. If a proposed Transfer is initiated but not completed, the Member initiating such Transfer shall only be entitled to initiate another Transfer of Offered Interests subject to this Section 9.3 after the expiration of the applicable 90-day period.

                  (D) CLOSING. The closing of purchases of Offered Interests pursuant to this Section 9.3 shall take place within 90 days after the date of the Notice of Offer at 11:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree. At such closing, the Selling Member(s) shall sell, transfer and deliver to the purchasing Members full right, title and interest in and to the Offered Interests so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature (except as otherwise set forth in this Agreement). At the closing, the purchasing Members shall deliver to the Selling Member(s), by wire transfer of immediately available funds to such bank and account as the Selling Member(s) shall designate, a cash amount equal to the purchase price of the Offered Interests, if any, being acquired by such purchaser, in full payment of the purchase price of the Offered Interests being purchased. If any of the purchasing Members fail to close the purchase within 90 days after the date of the Notice of Offer (other than due to the Selling Member's inability to timely close), then the Selling Member shall be free to Transfer, to any person at any time and upon the same or different terms, all or any portion of the Offered Interests proposed to be Transferred and not so purchased, without compliance with any of the provisions of this Section 9.3; provided that the eventual transferee executes an agreement in form and substance satisfactory to the Company and pursuant to which such transferee agrees that the Offered Interests it acquired from the Selling Member are subject to the provisions of this Agreement. The parties acknowledge that the acquisition of Interests pursuant to the provisions of Article IX may require filings under the HSR Act. The Company and each Member agree to cooperate with any other Member and use reasonable efforts to comply with any applicable requirements of the HSR Act; provided, however, that the Company shall not be under any obligation to comply with any request that it reasonably determines is unduly burdensome. Filing fees under the HSR Act shall be paid by the Company. Any time periods specified with respect to a closing contemplated by this Article IX shall be extended if required to comply with filing and waiting period requirements under the HSR Act.

                  (E) DESIGNATED PURCHASERS. In exercising their rights under this Section 9.3, each of the Members and the Company may also designate one or more nominees to purchase some or all of the Offered Interests instead of purchasing all of the Offered Interests itself.

                  (F)      LIMITS AND TERMINATION. The provisions of this
Section 9.3 shall not pertain or apply to sales in which the rights provided in
Section 9.8 are exercised.

         9.4      ADMISSION AND SUBSTITUTION OF ADDITIONAL MEMBERS.

                  (a) Additional Members may be admitted only with the Consent of the Members Committee. Except as provided in the preceding sentence, notwithstanding any other provision of this Agreement, no Person shall have any right as a Member of this Company unless and until such Person is admitted as a Member after such approval as is required by, and compliance with the other conditions set forth in, this Section 9.4. Any transferee of an Interest who is not admitted as a Member shall have only the right to receive such distributions, when, as and if directed by the Managing Member or as otherwise provided in this Agreement, and to receive such allocations, with respect to the Interest transferred to such transferee, as are provided for in this Agreement, and no voting, consent, inspection or other rights whatsoever, except as otherwise required by the Delaware Act.

                  (b) Any Person may be admitted as a new Member only if such Person shall have executed a counterpart of this Agreement or an appropriate supplement to it, in which such Person agrees to be bound by the terms and provisions of this Agreement as they may be modified by that supplement. Any Person so admitted shall have all the rights and obligations of a Member hereunder effective on and after the date of admission as a Member of this Company.

         9.5 INTEREST OF A NEW MEMBER. Upon receipt of any required Capital Contribution from any newly admitted Member, the Managing Member shall provide to each Member an amended Schedule 1 setting forth such new Member's Capital Contribution and Sharing Ratio and the revised Sharing Ratios of the continuing Members.

         9.6      [INTENTIONALLY OMITTED]

         9.7      [INTENTIONALLY OMITTED]

         9.8      TAG-ALONG RIGHTS.

                  (A) THE TAG-ALONG RIGHTS NOTICE. If any Selling Member, when otherwise permitted to sell its Interests hereunder, negotiates or receives and elects to accept one or more bona fide offers to purchase or otherwise acquire for value any of its Interests (a "PURCHASE OFFER"), such Selling Member, subject to other restrictions contained herein, shall promptly notify in writing the other Members (the "PARTICIPATING MEMBERS") and the

Company of the terms and conditions of such Purchase Offer (the "TAG-ALONG RIGHTS NOTICE") and must include therewith a copy of drafts of all materials relating to the Purchase Offer.

                  (B) THE RIGHTS. The Participating Members shall have the right, exercisable upon written notice to the Selling Member within 20 days after the date of receipt of the Tag-Along Rights Notice, to participate in accordance with the terms and conditions set forth below in the Selling Member's sale of its Interests pursuant to the specified terms and conditions of such Purchase Offer. To the extent the Participating Members exercise such right of participation, the Interests that the Selling Member may sell pursuant to such Purchase Offer shall be correspondingly reduced. The rights of participation shall be subject to the following terms and conditions:

                           (i)      Each Participating Member may sell all or
any part of its Interests that is not in excess of its prorata share (based on its Sharing Ratio in proportion to the Sharing Ratios of all Members) of the Selling Member's Interest covered by the Purchase Offer.

                           (ii)     Nothing herein shall prevent any Member from
waiving its rights under this Section 9.8.

                  (C)      PROCEDURES.

                           (i)      Each Participating Member may effect his,
her or its participation in the sale by delivering to the Selling Member, with a copy to the Company, within the 20-day period specified under Section 9.8(b) above, a written election to participate in the sale with respect to a specified portion of its Interests.

                           (ii)     The Interests elected to be sold by the
Participating Member shall be transferred by the Participating Member to the maker(s) of the Purchase Offer in consummation of the sale of the applicable Interests pursuant to the terms and conditions specified in the Tag-Along Rights Notice to the Participating Member, and the maker(s) of the Purchase Offer shall directly pay to such Participating Member that portion of the sale proceeds to which such Member is entitled by reason of its participation in such sale; provided however, that if there is any material change in the terms and conditions of the transaction described in the Tag-Along Rights Notice (including, without limitation, any decrease in the purchase price) after a Participating Member makes the election set forth above, then such Participating Member has the right to withdraw from or reduce its participation in such transaction any or all of its Interests.

                  (D) FUTURE RIGHTS. The exercise or non-exercise of the rights of the Participating Members to participate in one or more sales of Interests made by a Selling Member shall not adversely affect the rights of the Participating Member to participate in subsequent sales by a Selling Member pursuant to this Section 9.8.

                  (E)      LIMITS AND TERMINATION. The provisions of this
Section 9.8 shall not pertain or apply to: (i) Transfers made in accordance with the provisions of Section 9.2(c) and, in the case of Participating Members, Section 9.8 hereof; and (ii) sales pursuant to an effective registration statement under the Securities Act.

                                   ARTICLE X.

                   DISSOLUTION AND TERMINATION OF THE COMPANY

         10.1 EVENTS CAUSING DISSOLUTION. Notwithstanding any other provision of this Agreement, the Company shall be dissolved and its properties and other assets liquidated and the proceeds therefrom distributed in the manner and order provided for in Section 10.2 upon the first to occur of any one of the following:

                  (a) The Consent of the Members Committee and the Consent of the Members;

                  (b) The sale of all or substantially all the assets of the Company;

                  (c) The bankruptcy or dissolution of a Member, unless the business of the Company is continued by the affirmative vote of remaining Members owning more than fifty percent (50%) of the remaining Sharing Ratios in the Company within 90 days after such bankruptcy or dissolution, at which time the remaining Members may agree to the appointment of one or more additional Members, Managing Members, or both; otherwise, the death, insanity, purported withdrawal, retirement or resignation from the Company or expulsion of any Member shall not cause a dissolution of the Company; or

                  (d) The entry of a decree of judicial dissolution under the Delaware Act.

         10.2 DISTRIBUTION ON TERMINATION. Upon a dissolution and termination of the Company, the Person (who may be the Managing Member) appointed for such purpose by the Managing Member (the "LIQUIDATOR") shall collect and marshal the Company's assets; sell such assets as such Liquidator shall deem appropriate; provide for the payment of all of the legally enforceable obligations of the Company that are not then due; and distribute the proceeds and all other assets of the Company in the following order:

                  (a) First, in payment of debts and liabilities of the Company which are then due (including loans by Members and Special Loans);

                  (b) Second, at the discretion of the Liquidator, to the setting up of any reserves which the Liquidator may deem necessary, appropriate or desirable for any contingent or unforeseen liabilities or obligations or for debts or liabilities of the Company (and, at the expiration of such period as the Liquidator shall deem necessary, advisable or desirable to accomplish payment of any such obligations, the Liquidator shall distribute the remaining reserves in the manner hereinafter provided); and

                  (c) Third, to the Members in accordance with the priorities set forth in Section 5.6A.

         10.3 AUTHORITY OF THE LIQUIDATOR. In carrying out the liquidation proceedings the Liquidator shall have all of the powers and authority provided to the Managing Member and the Members acting by Consent, and shall be entitled to the benefits of limitation of liability and indemnification provided to the Managing Member and Members in this Agreement.

         10.4 LIQUIDATION STATEMENT. Each of the Managing Member and Members shall be furnished with a statement prepared by the Liquidator, which shall set forth the assets and liabilities of the Company as of the date of complete liquidation. Upon the Company complying with the foregoing distribution plan, the Members, if any, shall cease to be such, and the Liquidator shall execute, acknowledge and cause to be filed such appropriate documents evidencing the dissolution and winding up.

         10.5 NO RESTORATION OF DEFICIT CAPITAL ACCOUNT. At no time during or after the term of the Company shall a Member with a deficit balance in its Capital Account have any obligation to the Company or to another Member or to any other person to restore such deficit balance.

                                   ARTICLE XI.

                               GENERAL PROVISIONS

         11.1 DISPUTE RESOLUTION. The Members, the Managing Member and the Company agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties, then each party shall nominate one senior manager of the functional rank of Vice President, general partner or higher as its representative. These representatives shall, within 30 days of a written request by any party to call such a meeting, meet in person and alone (except for one assistant for each participant) and shall attempt in good faith to resolve the dispute. If the disputes cannot be resolved by such senior managers in such meeting, the parties agree that they shall, if requested in writing by either party, meet within 30 days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than litigation. If an alternative method of dispute resolution is not agreed upon within 30 days after the one-day mediation, any party may begin litigation proceedings. This procedure shall be a prerequisite before taking any additional action hereunder.

         11.2 FURTHER ASSURANCES. The Members agree to execute and deliver to the Company, upon request, any and all additional certificates, instruments and advice necessary to be filed, recorded or delivered in order to perfect the formation, operation, termination and dissolution of the Company in accordance with this Agreement, and to amend, supplement and cancel the Company's Certificate as required, in the judgment of such Managing Member, to carry out any of the foregoing.

         11.3 AMENDMENTS. This Agreement may be amended at any time only by the Consent of the Members Committee and the Consent of the Members.

         11.4 NOTICES. Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given to the Members or the Managing Member (a) when hand delivered; (b) when received when sent by facsimile at the address and number set forth on Schedule 1 (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 11.4, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 11.4); (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid as set forth on Schedule 1; or (d) the next business day after timely deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A Member may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.4 by giving the Company and the other Members written notice of the new address in the manner set forth above. Notices to the Company shall be given in the same manner and shall be addressed to it at its principal place of business.

         11.5 INCORPORATION BY REFERENCE. The recitals and Schedules to this Agreement are hereby incorporated herein by this reference as if set forth here in full.

         11.6 SEVERABILITY. Subject to Section 2.5, if any term, provision, agreement or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, then such term, provision, agreement or condition shall be deemed to be amended to the smallest degree possible in order to make such term, provision, agreement or condition of this Agreement valid or enforceable in accordance with the intent of the parties, and the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         11.7 COUNTERPARTS. The Members may execute this Agreement in one or more counterparts, which shall, in the aggregate, constitute one instrument.

         11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would call for the application of the substantive laws of any jurisdiction other than the State of Delaware.

         11.9 SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns, and personal representatives of the parties.

         11.10 THIRD PARTY BENEFICIARIES. This Agreement is not intended to create any rights or remedies in favor of any Person who is not a signatory to this Agreement or in any way create any third-party beneficiary rights or remedies, including (except as specifically provided to the contrary herein) on behalf of any transferee not admitted as a Member.

         11.11 COMPLETE AGREEMENT. This Agreement and the Certificate constitute the complete and exclusive statement of agreement among the Members and the Managing Member with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements. No representation, statement, condition or warranty not contained in this Agreement or the Certificate will be binding on the Members or Managing Member or have any force or effect whatsoever.

         11.12 PRONOUNS: STATUTORY REFERENCES. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Treasury Regulations, the Delaware Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         11.13 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

         11.14 INTERPRETATION. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member.

         11.15 ENTITY CLASSIFICATION. It is the intention of the Members that the Company be treated as a partnership for income tax purposes. The Managing Member shall, for and on behalf of the Company, take all steps as may be required to maintain the Company's classification as a partnership for federal and state tax purposes, including affirmatively (if required under Treasury Regulation Section 301.7701-3) or protectively filing Form 8832 no later than 75 days after the effective date of this Agreement. By executing this Agreement, each of the parties hereto consents to the authority of the Managing Member to make any such election and shall cooperate in the making of such election (including providing consents and other authorizations that may be required).

         11.16 SPECIFIC PERFORMANCE. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to seek preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach of this Agreement or (ii) compelling the performance of any obligation which, if not performed, would constitute a breach of this Agreement.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

         IN WITNESS WHEREOF, this Amended and Restated Limited Liability Company Agreement has been duly executed by each of the parties hereto.

                                       KNIPP BROTHERS, INC. (AS MANAGING MEMBER)

                                       By: /s/ LAWRENCE W. KNIPP
                                           -----------------------------------
                                       Name:   Lawrence W. Knipp
                                       Title:  President

                                       MEMBERS:

                                       BMHC FRAMING, INC.


                                       By: /s/ ELLIS C. GOEBEL
                                           -----------------------------------
                                       Name:   Ellis C. Goebel
                                       Title:  Senior Vice-President of Finance
                                               and Treasurer

                                       KNIPP BROTHERS, INC.


                                       By: /s/ LAWRENCE W. KNIPP
                                           -----------------------------------
                                       Name:   Lawrence W. Knipp
                                       Title:  President

                        MANAGING MEMBER'S ACKNOWLEDGMENT

         IN WITNESS WHEREOF, the undersigned, by the signature of its authorized representative below, hereby acknowledges and accepts its designation by the Members as the Managing Member of the Company.

                                       KNIPP BROTHERS, INC.


                                       By: /s/ LAWRENCE W. KNIPP
                                           -----------------------------------
                                       Name:   Lawrence W. Knipp
                                       Title:  President

                                   SCHEDULE 1

                 MEMBERS, SHARING RATIOS, CAPITAL CONTRIBUTIONS

                            AND DEEMED CONTRIBUTIONS

                                                              CAPITAL
                                                        CONTRIBUTIONS AND
                                                               DEEMED
MEMBERS' NAMES AND ADDRESSES        SHARING RATIO         CONTRIBUTIONS
----------------------------        -------------         -------------

MEMBERS:

Knipp Brothers, Inc.                    51%
1624 Hidden Springs
Las Vegas, NV 89117

Attention: Lawrence W. Knipp
Fax: __________________

BMHC Framing, Inc.                      49%
One Market Plaza
Steuart Tower, Suite 2650
San Francisco, CA  94105
Attention:  Robert E. Mellor
Fax: __________________

TOTAL:                                 100%